ASSET PURCHASE AGREEMENT


          This Agreement is made this 24th day of May, 1996, by and between NORWEST INVESTMENT SERVICES, INC. (the "Seller") and STERLING VISION DKM, INC. (the "Buyer").

                           RECITALS
                           --------

          A. Seller has a security interest in certain property owned by Vision Centers of America, Ltd., D & K Optical, Inc., Monfried Corporation and Duling Finance Corporation (collectively, the "Company").

         B. The Company is in default with respect to its obligations to Seller, and Seller is entitled to exercise its rights and remedies as a secured creditor under the Uniform Commercial Code as enacted in Minnesota.

         C. The Buyer desires to purchase from the Seller the accounts, inventory, equipment, instruments, and general intangibles of the Company more specifically described in Exhibit A attached hereto and made a part hereof, (collectively the "Assets").

         D. The Seller desires to sell the Assets to the Buyer in a private sale to be effected in accordance with Section 9-504 of the Uniform Commercial Code as adopted in Minnesota.

                           AGREEMENT
                           ---------

         ACCORDINGLY, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1.    Conveyance of Assets.  Subject to the terms and conditions set
               --------------------
forth in this Agreement, the Seller agrees to sell, convey, transfer and assign to the Buyer, and the Buyer agrees to purchase from the Seller, the Assets. The Seller is not conveying any interest of the Company in real estate, and the Buyer is making its own arrangements regarding any leases of real property associated with the Assets.

         2.    Purchase Price.  The purchase price for the Assets shall be
               --------------
Four Million One Hundred Fifty Thousand Dollars ($4,150,000) (the
"Purchase Price'). Buyer shall pay Seller the Purchase Price by delivering to Seller on the Closing Date (as defined in paragraph 3 below) a direct pay letter of credit in favor of Seller from a bank acceptable to Seller in the full amount of the Purchase Price in substantially the form attached hereto as

Exhibit B, but, in any event, in form reasonably acceptable to Seller (the "Letter of Credit"). The Seller may not draw on the Letter of Credit until 90 days have elapsed from the Closing Date.

         3.    Closing Date.  Subject to the satisfaction of the conditions
               ------------
set forth below, the closing of the sale of the Assets to the Buyer will occur on May 30, 1996, or upon such earlier date as the parties may mutually agree (the "Closing Date"), commencing at 11:00 a.m. Central Time, at the offices of Norwest Corporation, 1700 Norwest Center, 6th and Marquette, Minneapolis, Minnesota.

     (a)    On the Closing Date, Seller will deliver to Buyer the following:

                   (i) A Bill of Sale duly executed by the Seller and substantially in the form of Exhibit C attached hereto (the "Bill of Sale").

                   (ii) All Promissory notes of franchisees in the form delivered to Seller by the Company and as listed on Exhibit A attached hereto (the "Franchisee Notes"), except to the extent the Franchisee Notes may have been paid in full between the date hereof and the Closing Date, and copies of Franchise Agreements (as defined below) as the same may have been delivered to Seller by the Company.

                  (iii) Allonge endorsements substantially in the form of Exhibit D attached hereto (the "Allonges") of each Franchisee Note, duly executed by the Seller.

                  (iv) Any necessary UCC-3 forms of assignment, duly executed by the Seller, for financing statements evidencing collateral security for the Franchisee Notes (the "UCC-3's"), together with copies of Seller's UCC-1 forms therefor, and necessary UCC-3 forms of termination.

                  (v) A schedule indicating the outstanding balance on each Franchisee Note based on the information reasonably available to the Seller (the "Schedule").

     (b)  On the Closing Date, Buyer will deliver to Seller the following:

            (i)  The Letter of Credit.

            (ii) Such sales tax exemption certificates and related sales tax documents as may be reasonably required by the Seller, duly executed by the Buyer.

         4.   Representations and Warranties of Buyer.  Buyer hereby makes
              ---------------------------------------
the following representations and warranties to Seller, its successors and assigns, each of which is true and correct on the date hereof, shall remain true and correct to and including the Closing Date and shall survive the Closing Date and the transactions provided for herein:

             (a) The Buyer is a corporation duly organized and existing and in good standing under the laws of the State of Delaware with full corporate power to enter into this Agreement and to carry out the terms and provisions thereof. True and correct copies of the Buyer's Articles of Incorporation and By-Laws have been delivered to the Seller by Buyer.

             (b) The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by the Buyer pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary acts of the Buyer and its Board of Directors. This Agreement does, and the other documents and instruments to be executed and delivered by the Buyer pursuant hereto will, constitute the legal, valid and binding agreements of the Buyer.

             (c) The Buyer has knowledge and experience in financial and business matters such as the transaction contemplated hereby and is capable of evaluating the merits and risks of a purchase of the Assets. The Buyer has such gross income and net worth that an investment in the Assets is suitable for it and the Buyer has sufficient means to absorb a loss of its entire investment in the Assets.

        5.   Representation and Warranties of the Seller.   Seller makes no
             ------------------------------------------
representations or warranties to Buyer of any kind in connection with the sale of the Assets, except as expressly set forth in this paragraph 5. Seller hereby makes the following representations and warranties to the Buyer, its uccessors and assigns, each of which is true and correct on the date hereof, shall remain true and correct to and including the Closing Date and shall survive the Closing Date and the transactions provided for herein:

             (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. Seller has all requisite corporate power to enter into this Agreement and the other documents and instruments to be executed and delivered by Seller pursuant hereto and to carry out the terms and provisions thereof. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by the Seller pursuant hereto and the consummation of the transactions contemplated hereby have been duly authorized by all necessary acts of Seller and its Board of Directors. This Agreement does, and the other documents and instruments to be executed and delivered by the Seller pursuant hereto will, constitute the legal, valid and binding agreements of the Seller.

             (b) Seller has the full right, power and authority to sell, convey, assign and transfer to Buyer the Assets pursuant to Section 9-504 of the Uniform Commercial Code as adopted in Minnesota.

             (c) Seller hereby warrants that it has the right to convey, and hereby does convey to Buyer, good, valid and indefeasible title to the Assets free and clear of any and all liens, claims, and encumbrances except those listed on Exhibit E hereto, and Seller further warrants that the sale provided herein will vest in Buyer all right, title and interest in and to the Assets free and clear of any liens, claims and encumbrances except those listed on Exhibit E hereto.

             (d) Seller hereby warrants that the interests and rights of the Company under, in and to franchise agreements in existence on the Closing Date (collectively "Franchise Agreements") are included in the Assets conveyed hereunder exclusive of any rights or interest in real estate. The Franchise Agreements are conveyed to Buyer subject to:

          (i) any claims, defenses, setoffs, or other causes of actions which the franchisees have had, now have or may have relating to the Franchise Agreements;
          (ii) the assignability and other provisions of the Franchise Agreements themselves; and
          (iii) provisions of any particular State's franchise laws or similar statutes which regulate the Franchise Agreements.

             (e) Seller has a net worth of not less than Thirty Million ($30,000,00) Dollars.

          6.        Exclusion of All Other Warranties.  Except as expressly
                    ---------------------------------
set forth in paragraph 5 above, the Assets are conveyed without recourse, representation or warranty of any kind or nature. Seller makes no affirmations, promises, representations or warranties, expressed or implied, as to the Assets, or as to the existence, condition or prior ownership of the Assets except as set forth herein. Seller does not have possession of
                                    ----------------------------------
tangible Assets of the Company, other than the Franchisee Notes, copies of the
- ------------------------------
Franchise Agreements, as the same may have been delivered to the Seller, and original Stock Certificates of each of the Company (the "Stock
Certificates") which Stock Certificates are subject to a separate agreement of even date herewith. Seller has no obligation to assemble or deliver the Assets to the Buyer except as set forth in paragraph 3(a)(ii) above. Buyer and Seller agree that the Buyer is purchasing the Assets on an "as is, where is" basis and without any representations or warranties of any kind (except for those expressly set forth in paragraph 5). The Buyer acknowledges that the Seller does not have, or hold itself out as having, any knowledge or skill peculiar to the practices involved in the business of the Company and the operation of the Assets, and that the Buyer has determined to purchase the Assets upon the basis of the Buyer's own judgment, relying upon such inspection of the Assets as the Buyer may have seen fit to make prior to the Closing Date. Accordingly, except as set forth in paragraph 5, 6 and 8 of this Agreement, THE SELLER MAKES NO AFFIRMATIONS, PROMISES OR WARRANTIES, EXPRESS OR IMPLIED, as to the Assets, litigation involving the Assets, the condition, quality or operating characteristics of the Assets, as to any prior use of the Assets, as to the collectability of any of the Assets, or any other
                   ---------------------------------------------
matter whatsoever, and the Buyer assumes all such excluded risks as to the quality and performance of the Assets. Without limiting the generality of the foregoing, Seller specifically DISCLAIMS AND EXCLUDES ANY WARRANTY OF MERCHANTABILITY AND ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

          7.      Conditions Precedent to Sale and Purchase of Assets and
                  -------------------------------------------------------
Payment of Purchase Price.
- -------------------------

                (a) The obligation of the Seller to sell the Assets to the Buyer is reasonably subject to (i) the Seller's receipt of any sales tax exemption certificates reasonably required by the Seller; (ii) the Seller's receipt of the Letter of Credit. The conditions precedent set forth in this paragraph 7(a) are for the sole benefit of the Seller, and may be waived by the Seller in its sole discretion.

               (b) The obligation of the Buyer to purchase the Assets from the Seller is subject to (i) the Buyer's receipt of the Bill of Sale, (ii) the Buyer's receipt of the Franchisee Notes, copies of the Franchise Agreements, as the same may have been delivered to the Seller,
     (iii) the Buyer's receipt of the Allonges, (iv) the Buyer's receipt of the UCC-3's, together with copies of UCC-1's therefor, and (v) the Buyer's receipt of the Schedule. The conditions precedent set forth in this paragraph 7(b) are for the sole benefit of the buyer and may be waived by the Buyer in its sole discretion.

          8.       Limitation of Liability.  In the event of any breach of
                   -----------------------
the warranties and representations set forth in paragraph 5 above, the Seller shall effect a discharge of any existing lien, security interest or encumbrance, and Seller shall hold harmless and indemnify Buyer with regard to the defense of such adverse claims in accordance with the provisions hereof. Buyer shall immediately notify Seller in writing of any claim made known to Buyer for which Buyer believes the indemnity afforded hereunder applies, and Seller shall select, if necessary, legal counsel reasonably acceptable to Buyer to undertake the defense of such claims. Seller may, in its sole discretion, settle, compromise or defend such claims and will provide Buyer with reasonable notice of all action taken. Notwithstanding anything in this Agreement to the contrary, the liability of the Seller shall be Undated to an aggregate sum equal to the Purchase Price less any payments received by Buyer on the Franchisee Notes, the Seller shall not be liable for incidental or consequential damages, and in no event shall the Seller have any liability hereunder for any claim asserted for which Seller has not received written notice thereof within three years from the Closing Date.

          9.       Servicing of the Franchisee Notes.  Following the closing
                   ---------------------------------
contemplated under paragraph 3 hereof, all rights, responsibilities and obligations with respect to the servicing of the Franchisee Notes shall pass to the Buyer. Seller shall deliver to Buyer, in the form received, any collections on the Franchisee Notes received by Seller after the Closing Date. Buyer shall have no claim against Seller for the manner in which Seller has heretofore serviced the Franchisee Notes, and Buyer agrees not to seek any recovery from or liability of any kind against Seller arising from claims asserted by obligors under the Franchisee Notes.

          10.     Taxes.  The Buyer shall be responsible for paying all
                  -----
sales, use or other taxes, except net income taxes, which arise as a result of the conveyance of the Assets. The Buyer shall execute and deliver to the Seller any sales tax exemption reasonably certificates required by the Seller. Buyer hereby agrees to indemnify and hold Seller harmless against and from any and all liability for losses or damages Seller may suffer as a result of any claim, demand, cost, expense or judgment of any type, kind, character or nature (including attorneys' fees and court costs) which Seller incurs or suffers as a result of any claim relating to any sales, use or other taxes, except net income taxes, which arise as a result of the conveyance of the Assets.

          11.     Entire Agreement, Binding Effect.  This Agreement contains
                  --------------------------------
the entire Agreement between the parties hereto, with respect to the transaction contemplated herein, and shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns. There are no agreements or understandings between the parties other than those set forth herein or executed simultaneously herewith.

          12.     Time of the Essence.  Time is of the essence of each and
                  -------------------
every term of this Agreement.

          13.      Headlines.  Paragraph headings in this Agreement are
                   ---------
included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          14.      Modifications.  No modifications or amendments to this
                    -------------
Agreement may be made except in a writing signed by all of the parties hereto.

          15.       Governing Law; Jurisdiction.  The laws of the State of
                    --------------------------
Minnesota shall govern the enforcement and performance of this Agreement. Each of the parties hereto consents to the exclusive exercise of jurisdiction by the federal courts located in Minnesota or the courts of the state of Minnesota, as the case may be, to hear and determine any action, proceeding or counterclaim arising out of or relating to this Agreement or performance hereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                         NORWEST INVESTMENT SERVICES, INC.


                         By /s/ Terry Jackson
                            ----------------

                         its Authorized Signer
                             -----------------



                         STERLING VISION DKM, INC.

                         By /s/Robert Greenberg
                            ---------------------

                         its President
                             ------------------

                          JOSEPH SILVER
                         ATTORNEY AT LAW
                     1500 HEMPSTEAD TURNPIKE
                   EAST MEADOW, NEW YORK 11554
                      TEL:  (516) 390-2100
                       FAX: (510) 390-2150



May 24, 1996


Dr. Larry Joel, President
Duling Optical Corporation, et al
4510 Robards Lane
Louisville, Kentucky 40218

     Re:  ~ASSIGNMENT~AND~ASSUMPTION~OF~LEASES~
           -----------------------------------

Dear Dr. Joel:

     In accordance with your understanding and agreement with Dr. Robert Cohen, I am transmitting to you herewith a copy of each of two (2) Assignment and Assumption Agreements (collectively, the "Agreements") pursuant to which Duling Optical Corporation, D & K Optical, Inc., Monfried Optical Company, together with certain of their affiliates (collectively, the "Assignors") agrees to assign to Sterling Vision DKM, Inc. ("DKM") all of their right, title and interest in and to each of the Leases referred to therein, all in exchange for DKM's payment to such entities of the aggregate sum of Fifty Thousand ($50,000) Dollars and the assumption of all obligations and/or liabilities of each such entity under each Lease to which it is a party.

     With respect to the foregoing, this letter will serve to confirm my agreement to hold each of said Agreements, in escrow, pending the Assignor's receipt of said aggregate sum of Fifty Thousand ($50,000) Dollars.

                         Very truly yours,

                         /s/ Joseph Silver

                         Joseph Silver

JS/pas

cc:  Thomas Fafinsky, Esq.

               ASSIGNMENT AND ASSUMPTION OF LEASE
                     (COMPANY STORE LEASES)

     This Assignment and Assumption of Lease Agreement (the "Agreement') is being entered into this 24th day of May, 1996, by and between Duling Optical Corporation, a Delaware corporation, D & K Optical, Inc., a Delaware corporation, and Monfried Optical Company, a Delaware corporation, each having an office at 4415 Poplar Level Road, Louisville, Kentucky 40213 (each individually referred to as an "Assignor" and, collectively, as the "Assignors"), and Sterling Vision on DKM, Inc., a Delaware corporation having its principal office at 1500 Hempstead Turnpike, East Meadow, New York 11554.

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, one of the Assignors is the Tenant under one or more of the leases described in Exhibit "A" annexed hereto (each individually referred to as a "Lease" and, collectively, as the "Leases") relating to the premises specified in each Lease (the "Premises"); and

     WHEREAS, concurrently with the execution hereof, the Assignee is entering into an Asset Purchase Agreement (the "Agreement") with Norwest Investment Services, Inc. ("Norwest") pursuant to which Norwest has agreed to sell to the Assignee substantially all of the assets of the Assignors which are subject to a lien in favor of Norwest (collectively, the "Assets"); and

     WHEREAS, in connection with the sale by Norwest to the Assignee of substantially all of such Assets of the Assignor, the Assignee desires to purchase from each Assignor named under a Lease all of such Assignor's right, title and interest as the Tenant under each such Lease and, in connection therewith, to assume the obligations of such Assignor under the Lease so assigned; and

     WHEREAS, each of the Assignors is so willing to sell and assign to the Assignee all of its right, title and interest under each of the Leases to which it is a party.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby covenant and agree, as follows:

     1.   Assignment.  Subject to, and contingent upon, the Assignee's
          ----------
purchase from Norwest of the Assets, the Assignor that is the Tenant under the Lease, effective as of the closing of said acquisition of said Assets by the Assignee (the "Effective Date"), hereby grants, bargains, sells, conveys, assigns, transfers, sets over and delivers to Assignee, its successors and assigns, all of such Assignor's right, title and interest in and to each of the Leases to which it is a party, including any security deposit and advance rental payments held by the Landlord thereunder, and such Assignor's leasehold interest in the Premises covered thereby.

     2.   Representations and Warranties of Assignor.  The Assignor that is
          ------------------------------------------
the Tenant under each Lease hereby represents and warrants as to each such Lease that, as of the date hereof and, to the best of its knowledge and belief, as of the Effective Date: (i) such Assignor is and will be the owner and holder of the Tenant's interest under such Lease; (ii) such Assignor has made no prior assignments of such Lease or of any rights therein except as between the parties hereto; (iii) since January 1, 1996, such Lease has not been modified or amended, except as specifically set forth in Exhibit A annexed hereto and except as to certain arrangements regarding the payment of past due rents; (iv) such Lease is in full force and effect and the term thereof has commenced pursuant to the provisions thereof; (v) subject to the rights of Norwest, such Assignor is in possession of the Premises; (vi) such Assignor has not commenced any action or given or served any notice for the purpose of terminating such Lease; and (vii) such Assignor has full power and authority to execute, deliver and perform this Agreement, and this Agreement constitute the valid and binding obligation of such Assignor, enforceable in accordance with its terms, and no consent or approval of any third party is required with respect to this Agreement except for the consent of the Landlord under each of said Leases.

     3.   Indemnification.  Assignors, jointly and severally, each hereby
          ---------------
covenant and agree to indemnify and hold Assignee harmless from and against any and all liability, loss or damage (including, but not limited to, reasonable attorneys' fees) which Assignee may incur by reason of any breach by any of the Assignors of any of its representations and/or warranties contained herein and/or the failure of any Assignor to comply with its obligations as set forth in Paragraph 5 hereof.

     4.   Assumption.  Subject to, and contingent upon, the Assignee's
          ----------
acquisition of the Assets from Norwest, the Assignee hereby covenants and agrees to assume all of the obligations on the part of the Tenant under each of the Leases to be performed or observed, and whether or not the same arose and/or became payable prior to the Effective Date hereof.

     5.   Cooperation.  Assignors each covenant and agree to promptly cooperate with the Assignee and to take such further action and to execute such further documents and instruments as may be reasonably requested by Assignee in order to carry out the provisions and purposes of the Agreement.

     6.   Binding Nature.  This Agreement shall be binding upon, and shall
          --------------
inure to the benefit of, the parties hereto, and each of their respective legal representatives, successors and/or assigns.

     7.   Invalidity.  If any term, covenant or condition of this Agreement
          ----------
shall be held to be invalid, illegal or unenforceable, in any respect, this Agreement shall be construed without such provision.

     8.   Counterparts; Governing Law: No Modification.  This Agreement may be
          --------------------------------------------
executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument and, as to each Lease assigned hereunder, shall be governed by, and construed in accordance with, the internal laws of the State in which the Premises covered by such Lease is located. No modification or amendment of any provision of this Agreement or any waiver of any term hereof shall, in any event, be effective unless made by an instrument, in writing, signed by all of the parties hereto.

     IN WITNESS WHEREOF, Assignors and Assignee have caused this Agreement to be duly executed as of the day and year first above written.

ASSIGNORS:                         DULING OPTICAL CORPORATION


                                   By:  /s/ Larry Joel
                                        ---------------------
                                        Larry Joel, President


                                   D & K OPTICAL, INC.


                                   By:  /s/ Larry Joel
                                        ----------------------
                                        Larry Joel, President


                                   MONFRIED OPTICAL COMPANY


                                   By:  /s/ Larry Joel
                                        ----------------------
                                        Larry Joel, President


ASSIGNEE:                          STERLING VISION DKM, INC.


                                   By:  /s/ Robert Greenberg
                                       ---------------------
                                        Robert Greenberg,
                                        President

STATE OF Kentucky   )
                    ) ss.:
COUNTY OF Jefferson )

        On this 24th day of May, 1996, before me personally came Larry Joel, an individual residing at 8910 Cromwell Lane, Louisville, Kentucky 40222 who, being by me duly sworn, did depose and say that he is the President of each of Duling Optical Corporation, D & K Optical, Inc. and Monfried Optical Company, the corporations named in and which executed the above instrument, and that he signed his name thereto pursuant to the authority granted him by the Board of Directors of each of said corporations.


                                      /s/ Apryl L. Robinson
                                     ------------------------------
                                     Notary Public, State of

My Commission Expires: 3-27-98



          (Notary Seal)



STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NASSAU    )


     On this 24th day of May, 1996, before me personally came Robert Greenberg, an individual residing at 58 Starling Court, Roslyn, New York 11576 who, being by me duly sworn, did depose and say that he is the President of Sterling Vision DKM, Inc., the corporation named in and which executed the above instrument, and that he signed his name thereto pursuant to the authority granted him by the Board of Directors of said corporation.


                                       /s/ Joseph Silver
                                      --------------------------
                                       Notary Public, State of New York

My Commission Expires:


          (Notary Seal)

               ASSIGNMENT AND ASSUMPTION OF LEASE
                    (FRANCHISED STORE LEASES)

     This Assignment and Assumption of Lease Agreement (the "Agreement") is being entered into this 24th day of May, 1996, by and between Duling Optical Corporation, a Delaware corporation, Duling Optical Co., a Delaware corporation, D & K Optical, Inc., a Delaware corporation, D & K Optical, Inc., a Minnesota corporation, Vision Optical Co., Inc., an Iowa corporation, Vision Optical Co., an Iowa corporation, Kindy Optical Company, an Iowa corporation, Kindy Optical Company, a Delaware corporation, D & K Optical Co. of South Dakota, an Iowa corporation, Duling optical of South Dakota, Inc., a Delaware corporation, Duling optical, Inc., a Delaware corporation, and Monfried Optical Company, a Delaware corporation, each having an office at 4415 Poplar Road, Louisville, Kentucky 40233 (each individually referred to as an "Assignor" and, collectively, as the "Assignors"), and Sterling Vision DKM, Inc., a Delaware corporation having its principal office at 1500 Hempstead Turnpike, East Meadow, New York 11554.

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, one of the Assignors is the Tenant under one or more of the leases described in Exhibit "A" annexed hereto (each individually referred to as a "Lease" and, collectively, as the "Leases") relating to the premises specified in each Lease (the "Premises"); and

     WHEREAS, concurrently with the execution hereof, the Assignee is entering into an Asset Purchase Agreement (the "Agreement") with Norwest Investment Services, Inc. ("Norwest") pursuant to which Norwest has agreed to sell to the Assignee substantially all of the assets of the Assignors which are subject to a lien in favor of Norwest (collectively, the "Assets"); and

     WHEREAS, in connection with the sale by Norwest to the Assignee of substantially all of such Assets of the Assignor, the Assignee desires to purchase from each Assignor named under a Lease all of such Assignor's right, title and interest as the Tenant under each such Lease and, in connection therewith, to assume the obligations of such Assignor under the Lease so assigned; and

     WHEREAS, each of the Assignors is so willing to sell and assign to the Assignee all of its right, title and interest under each of the Leases to which it is a party.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby covenant and agree, as follows:

     1.   Assignment.  Subject to, and contingent upon, the Assignee's
          ----------
purchase from Norwest of the Assets, the Assignor that is the Tenant under the Lease, effective as of the closing of said acquisition of said Assets by the Assignee (the "Effective Date"), hereby grants, bargains, sells, conveys, assigns, transfers, sets over and delivers to Assignee, its successors and assigns, all of such Assignor's right, title and interest in and to each of the Leases to which it is a party, including any security deposit and advance rental payments held by the Landlord thereunder, and such Assignor's leasehold interest in the Premises covered thereby.

     2.   Representations and Warranties of Assignor.  The Assignor that is
          ------------------------------------------
the Tenant under each Lease hereby represents and warrants as to each such Lease that, as of the date hereof and, to the best of its knowledge and belief, as of the Effective Date: (i) such Assignor is and will be the owner and holder of the Tenant's interest under such Lease; (ii) such Assignor has made no prior assignments of such Lease or of any rights therein except as between the parties hereto; (iii) since January 1, 1996, such Lease has not been modified or amended, except as specifically set forth in Exhibit A annexed hereto and except as to certain arrangements regarding the payment of past due rents; (iv) such Lease is in full force and effect and the term thereof has commenced pursuant to the provisions thereof; (v) such Assignor's franchisee is in possession of the Premises; (vi) such Assignor has not commenced any action or given or served any notice for the purpose of terminating such Lease; and (vii) subject to the rights of Norwest, such Assignor has full power and authority to execute, deliver and perform this Agreement, and this Agreement constitute the valid and binding obligation of such Assignor, enforceable in accordance with its terms, and no consent or approval of any third party is required with respect to this Agreement except for the consent of the Landlord under each of said Leases.

     3.   Indemnification.  Assignors, jointly and severally, each hereby
          ---------------
covenant and agree to Indemnify and hold Assignee harmless from and against any and all liability, loss or damage (including, but not limited to, reasonable attorneys' fees) which Assignee may incur by reason of any breach by any of the Assignors of any of its representations and/or warranties contained herein and/or the failure of any Assignor to comply with its obligations as set forth in Paragraph 5 hereof.

     4.   Assumption.  Subject to, and contingent upon, the Assignee's
          ----------
acquisition of the Assets from Norwest, the Assignee hereby covenants and agrees to assume all of the obligations on the part of the Tenant under each of the Leases to be performed or observed, and whether or not the same arose and/or became payable prior to the Effective Date hereof.

     5.   Cooperation.  Assignors each covenant and agree to promptly
          -----------
cooperate with the Assignee and to take such further action and to execute such further documents and instruments as may be reasonably requested by Assignee in order to carry out the provisions and purposes of the Agreement.

     6.   Binding Nature.  This Agreement shall be binding upon, and shall
          --------------
inure to the benefit of, the parties hereto, and each of their respective legal representatives, successors and/or assigns.

     7.   Invalidity.  If any term, covenant or condition of this Agreement
          ----------
shall be held to be invalid, illegal or unenforceable, in any respect, this Agreement shall be construed without such provision.

     8.   Counterparts; Governing Law: No Modification.  This Agreement may be
          --------------------------------------------
executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument and, as to each Lease assigned hereunder, shall be governed by, and construed in accordance with, the internal laws of the State in which the Premises covered by such Lease is located. No modification or amendment of any provision of this Agreement or any waiver of any term hereof shall, in any event, be effective unless made by an instrument, in writing, signed by all of the parties hereto.

     IN WITNESS WHEREOF, Assignors and Assignee have caused this Agreement to be duly executed as of the day and year first above written.


ASSIGNORS:               DULING OPTICAL CORPORATION


                         By:  /s/ Larry Joel
                            ---------------------
                            Larry Joel, President


                         DULING OPTICAL CO.


                         By: /s/ Larry Joel
                            ----------------------
                            Larry Joel, President


                         D & K OPTICAL, INC., a Delaware
                           corporation


                         By:  /s/ Larry Joel
                            ------------------------
                            Larry Joel, President

                         D & K OPTICAL, INC., a Minnesota
                           corporation


                         By:  /s/ Larry Joel
                            ------------------------
                            Larry Joel, President



                        VISION OPTICAL CO., INC.


                         By:  /s/ Larry Joel
                            ------------------------
                            Larry Joel, President


                         VISION OPTICAL CO.



                         By:  /s/ Larry Joel
                            ------------------------
                            Larry Joel, President


                         KINDY OPTICAL COMPANY, an Iowa
                           corporation


                         By:  /s/ Larry Joel
                            ------------------------
                            Larry Joel, President


                         KINDY OPTICAL COMPANY, an Delaware
                            corporation


                         By:  /s/ Larry Joel
                            ------------------------
                            Larry Joel, President

                         D & K OPTICAL CO. OF SOUTH DAKOTA


                         By: /s/ Larry Joel
                            ------------------------
                            Larry Joel, President


                         DULING OPTICAL OF SOUTH DAKOTA, INC.


                         By: /s/ Larry Joel
                            ------------------------
                            Larry Joel, President


                         DULING OPTICAL, INC.


                         By: /s/ Larry Joel
                            ------------------------
                            Larry Joel, President



                        MONFRIED OPTICAL COMPANY


                         By: /s/ Larry Joel
                            ------------------------
                            Larry Joel, President


ASSIGNEE:                STERLING VISION DKM, INC.


                         By:  /s/ Robert Greenberg
                            ------------------------
                            Robert Greenberg,
                            President

STATE OF Kentucky   )
                    ) ss.:
COUNTY OF Jefferson )


     On this 24th day of May, 1996, before me personally came Larry Joel, an individual residing at 8910 Crommell Lane, Louisville, Kentucky 40222 who, being by me duly sworn, did depose and say that he is the President of each of Duling Optical Corporation, Duling Optical Co., D & K Optical, Inc., D & K Optical, Inc., Vision Optical Co., Inc., Vision Optical Co., Kindy Optical Company, Kindy Optical Company, D & K Optical Co. of South Dakota, Duling Optical of South Dakota, Inc., Duling Optical, Inc. and Monfried Optical Company, the corporations named in and which executed the above instrument, and that he signed his name thereto pursuant to the authority granted him by the Board of Directors of each of said corporations.


                            /s/ Apryl L. Robinson
                           ---------------------------
                           Notary Public, State of

My Commission Expires:  3-27-98

     (Notary Seal)

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NASSAU    )


     On this 24th day of May, 1996, before me personally came Robert Greenberg, an individual residing at 58 Starling Court, Roslyn, New York 11576 who, being by me duly sworn, did depose and say that he is the President of Sterling Vision DKM, Inc. the corporation named in and which executed the above instrument, and that he signed his name thereto pursuant to the authority granted him by the Board of Directors of said corporation.


                            /s/ Joseph Silver
                           -----------------------------
                           Notary Public, State of

My Commission Expires:          Joseph Silver
                         Notary Public, State of New York
     (Notary Seal)              No. 3667925
                         Qualified in Nassau County
                         Commission Expires January 31, 1998

                     JOSEPH SILVER{PRIVATE
                         ATTORNEY AT LAW
                     1500 HEMPSTEAD TURNPIKE
                   EAST MEADOW, NEW YORK 11554
                       Tel: (516) 390-2100
                       Fax: (516) 390-2150



May 24, 1996


Vision Centers of America, Ltd.
D&K Optical, Inc.
Monfried Corporation
Duling Finance Corporation
4415 Poplar Level Road
Louisville, KY
Attn.:  Dr. Larry Joel, President

J:\DATA\CLI\95\40695\011\STERLING.DOC
Page Two
Dr. Larry Joel
May 24, 1996


Gentlemen:

As you are aware, Sterling Vision DKM, Inc. ("DKM") has entered into a certain Asset Purchase Agreement (the "Agreement") with Norwest Investment Services, Inc. ("Norwest") pursuant to which DKM has agreed to purchase from Norwest all of the assets of Vision Centers of America, Ltd. D&K Optical, Inc., Monfried Corporation and Duling Finance Corporation (collectively, the "Companies") subject to a lien in favor of Norwest.

The terms of said Agreement require Norwest, subject to its receipt of a general release executed by each of the Companies in its favor: (1) to execute and deliver to DKM a general release in favor of each of the Companies (the "Bank Release"); and (ii) to cancel and discharge the Confession of Judgment previously executed by Duling Finance Corporation in favor of Norwest.

With respect to the foregoing, this letter will serve to confirm our understanding and agreement, as follows:

1. Simultaneously upon your execution hereof, each of you shall execute and deliver to me the General Release annexed hereto; and

2. Said General Release shall be held by me, in escrow, pending DKM's delivery to you of the Bank Release, together with evidence that Norwest has canceled and discharged the Confession of Judgment referred to herein.

If the foregoing correctly sets forth our understanding and agreement, kindly sign and return to me a duplicate copy of this letter together with the General Release annexed hereto.



                              Very truly yours,

                              /s/ Joseph Silver

                              Joseph Silver


AGREED AND CONSENTED TO:
May 24, 1996
VISION CENTERS OF AMERICA, LTD.
D&K OPTICAL, INC.
MONFREID CORPORATION
DULING FINANCE CORPORATION



By:  /s/ Dr. Larry Joel
   ---------------------------
    Dr. Larry Joel, President

                               GENERAL RELEASE


     KNOW ALL MEN BY THESE PRESENTS that VISION CENTERS OF AMERICA, LTD., D & K OPTICAL, INC., MONFRIED CORPORATION and DULING FINANCE CORPORATION, each a Delaware corporation having an office at 4415 Poplar Level Road, Louisville, Kentucky 40222, on behalf of each of themselves and each of their respective successors and assigns (collectively, the "RELEASOR"), in consideration of the sum of Ten ($10.00) Dollars and other good and valuable consideration to each in hand paid by each of the RELEASEES hereinafter named, the receipt and sufficiency of which are hereby acknowledged, hereby absolutely and unconditionally releases Norwest Investment Services, Inc. and each of its affiliates and/or subsidiaries, and each of their respective officers, directors, shareholders, employees and agents, and each of such individual's heirs, executors, administrators and personal representatives, and each of such entity's successors and/or assigns (collectively, the "RELEASEES"), from any and all liabilities, claims, demands, actions and causes of action, and from all damages, injuries, losses, contribution, indemnities, compensation, costs and expenses, of any kind or nature whatsoever, whether known or unknown, asserted or unasserted, whether sounding in tort or in contract, and/or by reason of any matter, cause or thing, whatsoever, from the beginning of the world to the date of this Release.

     IN WITNESS WHEREOF, the undersigned has executed this General Release as of the 24th day of May, 1996.


                         VISION CENTERS OF AMERICA, INC.

                         By:  /s/ Dr. Larry Joel
                             -------------------------
                             Dr. Larry Joel, President

                         D & K OPTICAL, INC.

                         By:  /s/ Dr. Larry Joel
                            --------------------------
                            Dr. Larry Joel, President

                         MONFRIED CORPORATION

                         By: /s/ Dr. Larry Joel
                            --------------------------
                            Dr. Larry Joel, President

                         DULING FINANCE CORPORATION

                         By:  /s/ Dr. Larry Joel
                            --------------------------
                            Dr. Larry Joel, President

STATE OF Kentucky   )
                    ) ss.:
COUNTY OF Jefferson )

        On this 24th day of May, 1996, before me personally came Larry Joel, an individual residing at 8910 Cromwell Lane, Louisville, Kentucky 40222 who, being by me duly sworn, did depose and say that he is the President of each of Vision Centers of America, Ltd., D & K Optical, Inc., Monfried Corporation and Duling Finance Corporation, the corporations named in and which executed the above instrument, and that he signed his name thereto pursuant to the authority granted him by the Board of Directors of each of said corporations.



                         /s/ Apryl L. Robinson
                         ---------------------------
                         Notary Public, State of

My Commission Expires: 3/27/98

(Notary Seal)

                             GENERAL RELEASE

        KNOWN ALL MEN BY THESE PRESENTS that LARRY JOEL, an individual residing at 8910 Comwell Hill, Louisville, Kentucky 40222, on behalf of himself and his heirs, executors, administrators and personal representatives (the "RELEASOR"), in consideration of the sum of Ten ($10.00) Dolalrs and other good and valuable consideration to him and in hand paid by each of the RELEASEES hereinafter named, the receipt and sufficiency of which are hereby acknowledged, hereby absolutely and unconditionally releases Norwest Investment Services Inc. and each of its affiliates and/or subsidiaries, and each of their respective officers, directors, shareholders, employees and agents, and each of such individual's heirs, executors, administrators and personal representatives, and each of such entity's successors and/or asssigns (collectively, the "RELEASEES"), from any and all liabilities, claims, demands, actions and causes of action, and from all damages, injuries, losses, contribution, indemnities, compensation, costs and expenses, of any kind or nature whatsoever, whether known or unknown, asserted or unasserted, whether sounding in tort or in contract, and/or by reason of any matter, cause or thing, whatsoever, from the beginning of the world to the date of this Release.

        IN WITNESS WHEREOF, the undersigned has executed this General Release as of the 24th day of May, 1996.

                                        /s/ Larry Joel
                                        --------------------
                                        Larry Joel

Duling Optical Corporation
D & K Optical, Inc.
Monfried Optical Company
4415 Poplar Level Road
Louisville, Kentucky 40213
Attn:   Dr. Larry Joel

Re:     ASSIGNMENT OF LEASES

Gentlemen:

Reference is made to those two (2) certain Assignment and Assumption of Lease Agreements, each dated May 24, 1996, pursuant to which Duling Optical Corporation, D & K Optical, Inc., Monfried Optical Company and certain of their respective affiliates (collectively, ithe "Assignors") assigned to Sterling Vision DKM, Inc. ("DKM") all of their right, title and interest in and to the leases for eleven (11) Company-operated stores and forty-four (44) franchised/associated stores (collectively, the "Assigned Leases").

With resepct to the foregoing, this letter, when fully executed, will serve to confirm our understanding and agreement that DKM shall have the right, on or before July 24, 1996, to notify the Assignors, in writing, of DKM's election not to include one (1) or more of said leases in the group of Assigned Leases.

If the foregoing correctly sets forth our understanding and agreement, kindly indicate such acceptance by signing, in the space below, and returning to the undersigned a duplicate copy of this letter..

                                        Very truly yours,

                                        STERLING VISION DKM, INC.

                                        By: /s/ Joseph Silver
                                           ---------------------
                                           Joseph Silver,
                                           Executive Vice President &
                                           General Counsel

AGREED AND CONSENTED TO:
May  , 1996


DULING OPTICAL CORPORATION
MONFRIED OPTICAL COMPANY
D & K OPTICAL, INC. a Delaware corporation
D & K OPTICAL, INC., a Minnesota corporation
VISION OPTICAL CO., INC.
VISION OPTICAL CO.
KINDY OPTICAL COMPANY, an Iowa corporation
KINDY OPTICAL COMPANY, a Delaware corporation
D & K OPTICAL CO. OF SOUTH DAKOTA
DULING OPTICAL OF SOUTH DAKOTA
DULING OPTICAL, INC.


By:  /s/ Larry Joel
   ---------------------------
   Larry Joel, President


JS/pas

Enclosure